Exhibit 99.1

Streamline Health® Executes Strategic Restructuring, Provides Corporate Update

●	Executing strategic restructuring to reduce operating expenses and drive profitable growth of SaaS business; estimated annualized cost savings of approximately $5.8 million
●	Received termination notice from legacy client with a $4.5M annualized revenue run rate
●	Benjamin Stilwill appointed Chief Executive Officer
●	Tee Green transitioning to Executive Chairman
●	Bryant “B.J.” Reeves appointed interim Chief Financial Officer
●	Company to host conference call at 9:00AM Eastern Time on October 16, 2023

Atlanta, GA – October 16, 2023 – Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of solutions that enable healthcare providers to improve financial performance, announced today it is executing a strategic restructuring. The strategic restructuring initiatives are designed to reduce expenses and preserve cash while maintaining the Company’s ability to expand its high-margin SaaS business.

As part of the strategic restructuring initiatives, the Company has implemented a reduction in force of approximately 26 employees (approximately 24% of its workforce). Streamline expects to record a one-time restructuring expense of approximately $0.8 to $1.2 million related to the reduction in force, which includes severance payments and benefits to affected employees. The Company expects the expense associated with the strategic restructuring to be substantially recognized by the end of fiscal 2023. As a result of these strategic restructuring initiatives, the Company expects to realize annualized cost savings of approximately $5.8 million.

The Company also announced the receipt of a termination notice from a legacy client with an effective date of December 31, 2023. At the time of receipt of the termination notice, the Company was recognizing approximately $4.5 million in annualized revenue from the legacy client. As a result of this termination notice, the Company’s management assessed various options and determined to accelerate the implementation of the Company’s planned restructuring initiatives.

The Company is suspending previous guidance related to Booked SaaS ACV and anticipates providing updates on future expectations in conjunction with the release of its fiscal third quarter 2023 financial results.

Management Changes

The Company also announced certain management changes and transitions in connection with the strategic restructuring. Effective October 13, 2023, Benjamin Stilwill has been appointed to the position of Chief Executive Officer of the Company. Mr. Stilwill will succeed Wyche T. “Tee” Green, III as Chief Executive Officer of the Company, with Mr. Green transitioning to the role of Executive Chairman at that time. Following his transition to the role of Executive Chairman, Mr. Green has agreed to forego a salary and will continue to serve as a director and as Chairman of the board of directors of the Company.

Mr. Stilwill most recently served as Streamline’s President and, prior to that, as CEO of the Company’s eValuator business. Mr. Stilwill was instrumental in developing a world class client success organization within eValuator focused on maintaining key client relationships and establishing a portfolio of referenceable accounts. Mr. Stilwill joined Streamline in 2013 as a senior financial analyst and has held various senior roles across the organization. Prior to joining Streamline Health, Mr. Stilwill was a financial analyst in BMO Capital Markets’ M&A Practice. Mr. Stilwill holds an Executive MBA from Villanova University and a Bachelor of Arts degree in Economics from DePauw University.

The Company also announced the appointment of Bryant “B.J.” Reeves as the Company’s Interim Chief Financial Officer, effective October 13, 2023. Mr. Reeves will succeed Thomas J. Gibson as Interim Chief Financial Officer of the Company, and Mr. Gibson will remain available to the Company through October 31, 2023 to ensure an orderly transition.

Mr. Reeves is an experienced financial and accounting leader. Mr. Reeves joined Streamline Health in 2020 and has held various roles in finance and accounting and most recently served as the Company’s Chief of Staff. From 2013-2020, Mr. Reeves held various senior accounting and finance roles at Agilysys, Inc., an industry-leading hospitality software solution developer. His career also included accounting roles at McKesson Corporation from 2001-2013, and he began his career as an accountant at Lockwood Greene in 1997. Mr. Reeves holds an MBA from Clemson University and has been a registered Certified Public Accountant since 2008.

Management Commentary

“We executed these strategic actions to increase our operational efficiency and ultimately thrive as an organization,” stated Benjamin Stilwill, Chief Executive Officer. “We have seen a significant increase in attention from our channel partners, and strong engagement from our prospects indicating growing demand in the marketplace for our innovative revenue cycle solutions, which coupled with the development progress we have made over the past 12 months within RevID should result in a broader client base.”

“Over the past several years with Streamline, I have witnessed an incredible evolution within our technology and our team,” stated Tee Green, Executive Chairman. “Ben has my utmost confidence, and I believe with his leadership this talented team will successfully deliver tremendous impact to our nation’s health systems.”

Conference Call

The Company will conduct a conference call later this morning on Monday, October 16, 2023 at 9:00AM ET to provide a corporate update. Interested parties can access the call by dialing 877-407-8291, or by joining the live webcast: click here to register.

A replay of the conference call will be available from Monday, October 16, 2023 at 12:00PM ET through Monday, October 23, 2023 at 12:00PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13742119. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of anticipated cash flow generation, expected costs of and cost savings related to workforce reductions and the anticipated period of time over which such expenses will be paid and cost savings will be realized, industry trends and market growth, results of investments in sales and marketing, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog and Booked SaaS ACV, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investors

Jacob Goldberger

Director, Investor Relations and FP&A

303.887.9625

jacob.goldberger@streamlinehealth.net